Financial Investors Trust 485BPOS

Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 213 to Registration Statement No. 33-72424 on Form N-1A of our report dated December 27, 2017, relating to the financial statements and financial highlights of the ALPS | CoreCommodity Management CompleteCommodities Strategy Fund, ALPS | Kotak India Growth Fund, ALPS | Red Rocks Listed Private Equity Fund, ALPS | WMC Research Value Fund, Clough China Fund, ALPS | Metis Global Micro Cap Value Fund, RiverFront Asset Allocation Aggressive (formerly known as RiverFront Global Growth Fund), RiverFront Asset Allocation Growth & Income (formerly known as RiverFront Dynamic Equity Income Fund), RiverFront Asset Allocation Growth (formerly known as RiverFront Global Allocation Fund), RiverFront Asset Allocation Moderate (formerly known as RiverFront Moderate Growth & Income Fund), and RiverFront Asset Allocation Income & Growth (formerly known as RiverFront Conservative Income Builder Fund), eleven of the series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

June 12, 2018